UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment Number One

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022 (April 8, 2022)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit,

Shatin, N.T., Hong Kong SAR, 000000

(Address of principal executive offices) (Zip Code)

(852) 2950 4288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

EXPLANATORY NOTE: This Form 8-K/A Amendment Number One to the Form 8-K filed on April 12, 2022, is being filed to report a revision of the effective date of the appointment of Mr. Robert Trapp; Mr. Wong Shui Yeung (Frankie); and Mr. Wong Tat Keung (Aston) as directors of Value Exchange International, Inc. (“Company”) and as members of the Audit Committee of the Board of Directors of the Company.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously reported: (1) on April 8, 2022, the Board of Directors (“Board”) of Value Exchange International, Inc. (“Company”) appointed the following persons as non-executive directors of the Board to fill vacancies and as members of Audit Committee of the Board: Mr. Robert Trapp; Mr. Wong Shui Yeung (Frankie); and Mr. Wong Tat Keung (Aston). The Board deems Mr. Wong Shui Yeung (Frankie) and Mr. Wong Tat Keung (Aston) to be “audit committee financial experts” under SEC rules.

On April 14, 2022, Mr. Robert Trapp, Mr. Wong Shui Yeung (Frankie) and Mr. Wong Tat Keung (Aston) requested that April 25, 2022, be the effective date of their appointments instead of their respective prior date of acceptance of appointment. On April 14, 2022, the Company’s Board of Directors approved April 25, 2022 as the effective date of the appointment of: (1) Mr. Robert Trapp; Mr. Wong Shui Yeung (Frankie); and Mr. Wong Tat Keung (Aston) as non-executive directors of the Company and as members of the Audit Committee of the Board.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee Kenneth
Name:	Tan Seng Wee Kenneth (Kenneth Tan)
Title:	President
Date:	April 15, 2022